UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2009

CHINA BAK BATTERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 8977-0093
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As disclosed by China BAK Battery, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2009 (the “October 21, 2009 Form 8-K”), on October 15, 2009, China BAK Battery, Inc. (the “Company”), entered into a letter agreement with Tony Shen, the Company’s Chief Financial Officer.  The letter agreement confirmed that the Employment Agreement between the Company and Mr. Shen, dated as of May 13, 2007 (the “Employment Agreement”), has been automatically extended through May 13, 2010.

This Amendment to the October 21, 2009 Form 8-K is being filed to amend and restate the remaining portion of the description of the letter agreement in the October 21, 2009 Form 8-K as follows: The letter agreement also requires the Company to provide compensation to Mr. Shen at the contractually agreed upon rate until at least April 25, 2010 and requires sixty days written notice of termination thereafter.  In addition, Mr. Shen’s monthly compensation was set at an annual rate of $240,000, payable monthly.

This brief description of the terms of the letter agreement is qualified by reference to the provisions of this agreement.  The letter agreement is included as Exhibit 10.1 to the October 21, 2009 Form 8-K, and is hereby incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1
Letter Agreement between the Registrant and Tony Shen, dated October 15, 2009 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 21, 2009 with the Commission)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: October 21, 2009	By:	/s/ Tony Shen
Tony Shen
Chief Financial Officer

EXHIBITS

(d) Exhibits

Exhibit	Description
10.1
Letter Agreement between the Registrant and Tony Shen, dated October 15, 2009 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 21, 2009 with the Commission)